MIT
HOLDING, INC.
Trading Symbol: "MITD"

December 20, 2010

Reply to:
whcd@mitholdinginc.com

Lancelot D. Wright, CEO
Anthony Williams
National Direct Home Pharmacy, Inc.
Palmetto Long Term Care Pharmacy, LLC
317 Zimalcrest Drive
Columbia, SC 29210

RE: LETTER OF INTENT
VIA: EMAIL: lance@nationaldirectnow.com and tonyw@ascensionhospice.com

Dear Gentlemen:

Pursuant to our negotiations and discussions and as a result of our continued due diligence and audit preparation, this document will cancel all prior offers and letters of intent.

After extended evaluation to date, the facts which were presented to us from the auditors, we are herewith extending the following letter of intent for the purchase of 100% of all outstanding shares of NDHP and PLTC. This letter of intent includes all assets and liabilities as stated in the attached balance sheets. MIT will pay $10.00 of US cash and One Million (1,000,000) common shares of MIT Holding, Inc, to be held in escrow until Smith Drug liabilities are paid in full.

The Companies, National Direct Home Pharmacy, Inc. and Palmetto Long Term Care Pharmacy, LLC, will maintain the balances as reflected in the October 31, 2010 financial statements until closing.

This offer is based on the balance sheet of October 31, 2010, plus/minus all inter-company and affiliates, loans and liabilities will be balances to zero at closing.

The closing of this transaction will be December 28, 2010.

All accounting adjustments will be at December 31, 2010.

All present principals will resign as officers and directors at closing.

MIT
HOLDING, INC.
Trading Symbol: "MITD"

MIT has every intention and need to retain all staff in place at the time of this transaction. All retained staff would be expected to perform at a level to meet the performance projections under normal human resource criteria.

This offer will expire at midnight on December 21, 2010. Please execute below and return the original executed document to 601 Jefferson Davis Highway, Suite 201, Fredericksburg, VA 22401 via next day air courier.

Sincerely,
Walter H.C. Drakeford
Walter H.C. Drakeford
Co-Chairman and Co- President
703.623.1393 Mobile

WHCD/cld

READ & ACCEPTED:

President	12/21/2010		12/21/10
Lancelot D. Wright	Date	Witness Signature	Date
VPres	12/21/2010		12/21/10
Anthony Williams	Date	Witness Signature	Date
Co-CHAIR	12 22 2010		
MIT Holding, Inc.	Date	Witness Signature	Date